Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 18, 2001
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                              Alltrista Corporation
                              ---------------------
             (Exact name of registrant as specified in its charter)

Delaware                         0-21052                     35-1828377
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(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

           555 Theodore Fremd Avenue, Suite B302, Rye, New York 10580
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               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (914) 967 9426
                                                           --------------

 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, Indiana 46250
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          (Former name or former address, if changed since last report)



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Item 5. Other Events.

     On December 18, 2001, at a special meeting of stockholders, the Registrant's stockholders approved the following proposals: (i) to reincorporate the Registrant in the State of Delaware (the "Reincorporation"); (ii) to increase the number of the Registrant's shares of common stock authorized for issuance; (iii) to include a provision in the certificate of incorporation of the Registrant following the Reincorporation eliminating liability for directors other than as required under Delaware law; (iv) to amend and restate the Registrant's 1998 Long-Term Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder by 350,000 shares and to eliminate the annual automatic share increase currently provided for in said plan; and (v) to adopt the Registrant's 2001 Stock Option Plan.

     A copy of the Registrant's press release announcing the stockholders' approval of the above proposals is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits:

         The following exhibit is filed as part of this report:

         99.1  Press Release of the Registrant, dated December 24, 2001.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ALLTRISTA CORPORATION

                                        By: /s/ Ian G.H. Ashken
                                            ------------------------------
                                            Ian G.H. Ashken
                                            Vice President, Secretary and
                                            Treasurer

Dated: January 9, 2002



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                                  Exhibit Index
                                  -------------


Exhibit No.       Description
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99.1              Press Release of the Registrant, dated December 24, 2001.